Exhibit 99.1

Sterling Bancorp Reports Third Quarter 2022 Financial Results

Southfield, Michigan, October 31, 2022 — Sterling Bancorp, Inc. (NASDAQ: SBT) (“Sterling” or the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today reported its unaudited financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•	Net income of $1.2 million, or $0.02 per diluted share

•	Net interest margin of 3.19%

•	Non-interest expense of $21.6 million

•	Provision (recovery) for loan losses of $(4.4) million; ratio of allowance for loan losses to total loans held for investment of 2.70%

•	Shareholders’ equity of $329.6 million

•	Bank capital ratios continue to be in excess of minimum ratios required to be considered “well-capitalized” with a leverage ratio of 15.88%, a total risk-based capital ratio of 26.60% and a common equity tier one ratio of 25.33%

•	The Company’s consolidated leverage ratio of 14.13%, total risk-based capital ratio of 26.32% and common equity tier one ratio of 22.53% continue to exceed minimum regulatory capital requirements

•	Total deposits of $2.0 billion

•	Total gross loans of $1.7 billion

•	Nonperforming assets decline to $42.2 million; classified and criticized loans decline to $81.3 million

•	Completed sale of high risk commercial real estate loans with unpaid principal balances of $21.9 million

•	Advantage Loan Program loans with unpaid principal balances of $35.2 million repurchased

•	Consent Order with OCC entered on September 27, 2022

•	June 2019 Formal Agreement with OCC terminated

•	Shareholder derivative action settlement approved by court

The Company reported net income of $1.2 million, or $0.02 per diluted share, for the quarter ended September 30, 2022, compared to net loss of $(2.2) million, or $(0.04) per diluted share, for the quarter ended June 30, 2022.

During the third quarter, the Bank entered into a Consent Order (the “Consent Order”) with the Office of the Comptroller of the Currency (the “OCC”), resolving the OCC’s formal investigation relating to the Bank’s former residential loan product, marketed as the Advantage Loan Program, and related matters. Under the Consent Order, the Bank has paid a civil money penalty of $6.0 million. The civil money penalty was applied against the Company’s previously accrued liability for contingent losses. The Consent Order represents a full and final settlement of the OCC’s investigation with respect to the Bank.

In addition, the settlement of the shareholder derivative action received final court approval during the third quarter. The full amount of the attorneys’ fees and expenses due under the settlement was paid by the Company’s insurance carriers under applicable insurance policies subsequent to September 30, 2022.

“Once more this quarter there are a lot of moving parts in our results, but the main headline is continued and significant improvements in virtually all phases of the Company’s operations. Most importantly, as recently disclosed, Sterling and the OCC entered into a Consent Order wherein the Bank agreed to a $6.0 million civil money penalty. In that context and in recognition of the successful work in addressing the many regulatory issues and violations facing the Bank, the Formal Agreement from 2019 was lifted. These represent major milestones for the Bank and are the product of our aggressive approach to remediation and compliance.

In our financial results, the very uncomfortable level of classified assets and nonperforming loans from two years ago have now been reduced to much more modest and manageable levels. We sold the last remaining bucket of high risk commercial real estate loans to remove that uncertainty and successfully worked out several more. Our margins have again improved with higher market interest rates however the cost of funding liabilities, notably our variable rate subordinated notes have likewise increased.

We remain under the investigation of the DOJ and SEC. As I have stated previously, we have very little visibility into their decision making timetable. This remains a significant uncertainty and we continue to impress upon the importance of timely resolution,” said Thomas M. O’Brien, Chairman, President and Chief Executive Officer.

Balance Sheet

Total Assets – Total assets of $2.4 billion at September 30, 2022 decreased $55.9 million, or 2%, from $2.5 billion at June 30, 2022.

Cash and due from banks increased $67.2 million, or 24%, to $352.4 million at September 30, 2022 compared to $285.2 million at June 30, 2022. Investment securities, which we consider part of our liquid assets, decreased $29.1 million, or 8%, to $353.2 million at September 30, 2022 compared to $382.3 million at June 30, 2022.

Total gross loans held for investment of $1.7 billion at September 30, 2022 declined $96.5 million, or 5%, from $1.8 billion at June 30, 2022 as loan payoffs and loan sales exceeded originations and loan repurchases during the third quarter.

Total Deposits – Total deposits of $2.0 billion at September 30, 2022 remained relatively consistent showing a slight decline from June 30, 2022. Money market, savings and NOW deposits decreased $128.9 million, or 10%, from June 30, 2022, which was partially offset by an increase in time deposits of $88.0 million, or 13%. Noninterest-bearing deposits decreased $12.3 million, or 15%, to $70.1 million at September 30, 2022 compared to $82.4 million at June 30, 2022.

Capital – Total shareholders’ equity decreased $5.7 million, or 2%, to $329.6 million at September 30, 2022 compared to $335.3 million at June 30, 2022. The decline in shareholders’ equity is primarily due to an increase in accumulated other comprehensive loss of $7.2 million due to increased unrealized losses on our investment securities portfolio. These unrealized losses on our investment portfolio are primarily attributable to changes in market value due to the current rising interest rate environment and are not realized in our consolidated statement of operations since the Bank has both the intent and ability to hold these investment securities until maturity or the price recovers.

The Bank exceeded all regulatory capital requirements required to be considered “well-capitalized” at September 30, 2022, and the Company exceeded all applicable minimum regulatory capital requirements as of such date, as summarized in the following tables:

Bank Capital	To Be Well Capitalized	Bank Actual at September 30, 2022
Total adjusted capital to risk-weighted assets	10.00%	26.60%
Tier 1 (core) capital to risk-weighted assets	8.00%	25.33%
Common Equity Tier 1 (CET1)	6.50%	25.33%
Tier 1 (core) capital to adjusted tangible assets (leverage ratio)	5.00%	15.88%

Company Capital	Minimum Requirements	Company Actual at September 30, 2022
Total adjusted capital to risk-weighted assets	8.00%	26.32%
Tier 1 (core) capital to risk-weighted assets	6.00%	22.53%
Common Equity Tier 1 (CET1)	4.50%	22.53%
Tier 1 (core) capital to adjusted tangible assets (leverage ratio)	4.00%	14.13%

Asset Quality and Provision (Recovery) for Loan Losses – Nonperforming assets at September 30, 2022 totaled $42.2 million, or 1.72% of total assets, compared to $55.0 million, or 2.20% of total assets, at June 30, 2022. Nonperforming assets at September 30, 2022 included $35.9 million of nonperforming loans held for investment, $3.7 million of nonaccrual loans held for sale and $2.6 million of troubled debt restructurings. Nonperforming assets at June 30, 2022 included $48.4 million of nonperforming loans held for investment, $4.0 million of nonaccrual loans held for sale and $2.6 million of troubled debt restructurings. The decrease in nonperforming assets is largely due to a $7.1 million decrease in nonperforming residential mortgages and a $5.8 million decrease in nonperforming construction loans. Gross loans held for investment delinquent 30 days or more decreased during the third quarter of 2022 to $60.0 million, or 3.57% of gross loans held for investment, from $72.4 million, or 4.07% of gross loans held for investment, at June 30, 2022. Classified and criticized loans held for investment decreased $23.8 million, or 23%, from $105.1 million at June 30, 2022 to $81.3 million at September 30, 2022, largely due to the sale of higher risk commercial real estate loans during the third quarter.

Reflecting the overall improvement in asset quality, a recovery for loan losses of $4.4 million was recorded for the third quarter of 2022 compared to a recovery for loan losses of $1.1 million for the second quarter of 2022. The allowance for loan losses decreased $6.4 million, or 12%, to $45.4 million at September 30, 2022, or 2.70% of total loans held for investment, from $51.8 million, or 2.91% of total loans held for investment, at June 30, 2022.

Net charge offs during the third quarter of 2022 were $2.0 million compared to net recoveries of $(0.4) million in the second quarter of 2022. Net charge offs in the third quarter of 2022 included $4.1 million in write-downs of our recorded investment in higher risk commercial real estate loans held in our portfolio with an unpaid principal balance of $21.9 million, which were subsequently sold for cash proceeds of $17.8 million during the quarter.

“As noted earlier, asset quality metrics continue to improve. Our delinquent loans at this time are entirely residential loans and we have no commercial delinquencies or nonaccruals,” said Mr. O’Brien.

Results of Operations

Net Interest Income and Net Interest Margin – Net interest income of $19.5 million for the third quarter of 2022 was relatively unchanged from the second quarter of 2022. Although net interest income was relatively unchanged, both interest income on interest-earning assets and interest expense on interest-bearing liabilities increased in the third quarter when compared to the prior quarter due primarily from the effects of an increasing interest rate environment. The impact of the increase in interest rates was offset by a decline in both average interest-earning assets and average interest-bearing liabilities of $192.7 million and $213.1 million, respectively. The decrease in average interest-earning assets was primarily due to a decline in the average balance of our loan portfolio of $112.4 million, or 6%, from $1.8 billion in the second quarter of 2022 to $1.7 billion in the third quarter of 2022. The decline in average interest-bearing liabilities was primarily driven by the decrease in average interest-bearing deposits of $153.0 million in the third quarter of 2022 from $2.0 billion in the second quarter of 2022.

The net interest margin of 3.19% for the third quarter of 2022 increased compared to 2.95% for the second quarter of 2022. The rise in our net interest margin in the third quarter of 2022 reflects an increase in the average yield on interest-earning assets of 59 basis points while the average cost of interest-bearing liabilities increased 43 basis points.

Non-Interest Income – Non-interest income for the third quarter of 2022 decreased $0.4 million to $(0.4) million from the second quarter of 2022. The decrease is partially attributable to the net servicing loss incurred with the write-off of $0.5 million in mortgage servicing rights related to the repurchase of Advantage Loan Program loans during the third quarter compared to a write-off of $0.4 million in the second quarter related to the repurchase of Advantage Loan Program loans. Additionally, income earned on the cash surrender value of bank-owned life insurance (“BOLI”) decreased $0.2 million in the third quarter due to the surrender of certain BOLI policies in the second quarter of 2022.

Non-Interest Expense – Non-interest expense of $21.6 million for the third quarter of 2022 increased $2.1 million, or 11%, from $19.5 million for the second quarter of 2022. The increase is primarily due to an increase in salaries and employee benefits expense of $3.8 million, or 68%. The second quarter of 2022 included a reduction in salaries and employee benefits expense of $4.0 million primarily related to the reversal of associated liabilities upon surrender of a large split-dollar life program and a few smaller BOLI policies. The second quarter of 2022 also reflected an increase in salaries and employee benefits expense of $0.4 million for separation costs paid to terminated mortgage origination employees. Additionally, we experienced a reduction in salaries and benefits expense in the third quarter of 2022 of $0.9 million as a result of the outsourcing of our residential lending service for mortgage loan production which occurred in the second quarter of 2022.

Additionally, other non-interest expense in the second quarter of 2022 includes $1.3 million in additional taxes related to the surrender of the split-dollar life program and certain BOLI policies. Other non-interest expenses for the third quarter of 2022 included a $1.6 million loss to record the fair value discount on $35.2 million of Advantage Loan Program loans repurchased in the third quarter of 2022, compared to $0.7 million fair value discount on $30.4 million of Advantage Loan Program loans repurchased second quarter of 2022. Non-interest expense for the third quarter of 2022 also decreased $1.3 million in professional fees from the second quarter of 2022 primarily made up of direct and third-party legal expenses related to the government investigations.

Income Tax Expense – Income tax expense was $0.7 million for the third quarter of 2022 compared to $3.3 million in the prior quarter on income before income taxes of $1.9 million and $1.1 million, respectively. This decrease is largely related to the surrender of certain split-dollar and BOLI policies during the second quarter, which resulted in the life-to-date increase in the cash surrender value of the policies of $13.1 million being treated as taxable income that was previously nontaxable.

Mr. O’Brien commented, “Profitability remains heavily constrained by fluctuating legal and consultant expenses related to the investigations and ultimate resolution of the ill-fated Advantage Loan Program. We believe that such expenses will begin to moderate in 2023 but the timing and magnitude remain inexorably linked to the conclusion of the DOJ investigation and ultimate settlement.”

Conference Call and Webcast

Management will host a conference call on Monday, October 31, 2022 at 11:00 a.m. Eastern Time to discuss the Company’s unaudited financial results for the quarter ended September 30, 2022. The conference call number for U.S. participants is (833) 535-2201 and the conference call number for participants outside the United States is (412) 902-6744. Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at www.sterlingbank.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A replay of the conference call may be accessed through November 7, 2022 by dialing (877) 344-7529, using conference ID number 1874009.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Investor Contact:

Sterling Bancorp, Inc.

Karen Knott

Executive Vice President and Chief Financial Officer

(248) 359-6624

kzaborney@sterlingbank.com

Sterling Bancorp, Inc.

Consolidated Financial Highlights (Unaudited)

	At and for the Three Months Ended
(dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021
Net income (loss)	$1,176	$(2,197)	$9,557
Income (loss) per share, diluted	$0.02	$(0.04)	$0.19
Net interest income	$19,539	$19,470	$22,637
Net interest margin	3.19%	2.95%	2.83%
Non-interest income	$(357)	$45	$2,058
Non-interest expense	$21,621	$19,494	$11,076
Loans, net of allowance for loan losses	$1,636,266	$1,726,366	$2,168,544
Total deposits(1)	$1,951,014	$2,004,247	$2,348,179
Asset Quality
Nonperforming loans	$35,879	$48,385	$77,397
Allowance for loan losses to total loans	2.70%	2.91%	3.14%
Allowance for loan losses to nonaccrual loans	127%	107%	91%
Nonaccrual loans to total loans outstanding	2.13%	2.72%	3.46%
Net charge offs (recoveries) during the period to average loans outstanding during the period	0.12%	(0.02)%	0.04%
Provision (recovery) for loan losses	$(4,357)	$(1,109)	$397
Net charge offs (recoveries)	$2,047	$(420)	$828
Performance Ratios
Return on average assets	0.19%	(0.33)%	1.18%
Return on average shareholders' equity	1.39%	(2.57)%	11.50%
Efficiency ratio (2)	112.72%	99.89%	44.85%
Yield on average interest-earning assets	4.06%	3.47%	3.50%
Cost of average interest-bearing liabilities	1.05%	0.62%	0.76%
Net interest spread	3.01%	2.85%	2.74%
Capital Ratios (3)
Regulatory and Other Capital Ratios— Consolidated:
Total adjusted capital to risk-weighted assets	26.32%	24.70%	19.51%
Tier 1 (core) capital to risk-weighted assets	22.53%	21.06%	15.78%
Common Equity Tier 1 (CET1)	22.53%	21.06%	15.78%
Tier 1 (core) capital to adjusted tangible assets (leverage ratio)	14.13%	12.91%	10.32%

Regulatory and Other Capital Ratios—Bank:
Total adjusted capital to risk-weighted assets	26.60%	24.93%	19.44%
Tier 1 (core) capital to risk-weighted assets	25.33%	23.65%	18.16%
Common Equity Tier 1 (CET1)	25.33%	23.65%	18.16%
Tier 1 (core) capital to adjusted tangible assets (leverage ratio)	15.88%	14.44%	11.85%

(1) Refer to note to the condensed consolidated balance sheets.

(2) Efficiency Ratio is computed as the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(3) In order to provide a comparable trend analysis for the Bank's and the Company's risk based capital ratios applying the 100% risk weight to Advantage Loan Program loans, the table above presents the regulatory capital ratios applying the 100% risk weight at September 30, 2021.

Sterling Bancorp, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands)	September 30, 2022	June 30, 2022	% change	December 31, 2021	% change	September 30, 2021	% change
Assets
Cash and due from banks	$352,404	$285,165	24%	$411,676	(14)%	$609,412	(42)%
Interest-bearing time deposits with other banks	1,183	1,183	0%	1,183	0%	805	47%
Investment securities	353,219	382,309	(8)%	313,879	13%	204,689	73%
Loans held for sale	8,833	8,964	(1)%	64,987	(86)%	12,744	(31)%
Loans, net of allowance for loan losses of $45,362, $51,766, $56,548 and $70,238	1,636,266	1,726,366	(5)%	1,956,266	(16)%	2,168,544	(25)%
Accrued interest receivable	7,061	6,721	5%	7,696	(8)%	8,355	(15)%
Mortgage servicing rights, net	1,842	2,453	(25)%	2,722	(32)%	2,873	(36)%
Leasehold improvements and equipment, net	6,585	6,848	(4)%	7,421	(11)%	8,931	(26)%
Operating lease right-of-use assets	15,467	16,332	(5)%	18,184	(15)%	18,889	(18)%
Federal Home Loan Bank stock, at cost	20,288	20,288	0%	22,950	(12)%	22,950	(12)%
Cash surrender value of bank-owned life insurance	8,448	8,396	1%	33,033	(74)%	32,899	(74)%
Deferred tax asset, net	23,907	22,028	9%	21,426	12%	23,379	2%
Other assets	12,401	16,767	(26)%	15,407	(20)%	24,494	(49)%
Total assets	$2,447,904	$2,503,820	(2)%	$2,876,830	(15)%	$3,138,964	(22)%

Liabilities
Noninterest-bearing deposits	$70,063	$82,387	(15)%	$63,760	10%	$65,456	7%
Interest-bearing deposits(1)	1,880,951	1,921,860	(2)%	2,197,975	(14)%	2,282,723	(18)%
Total deposits	1,951,014	2,004,247	(3)%	2,261,735	(14)%	2,348,179	(17)%
Federal Home Loan Bank borrowings	50,000	50,000	0%	150,000	(67)%	307,000	(84)%
Subordinated notes, net	65,290	65,308	(0)%	65,343	(0)%	65,360	(0)%
Operating lease liabilities	16,664	17,540	(5)%	19,400	(14)%	20,106	(17)%
Accrued expenses and other liabilities(1)	35,335	31,393	13%	36,725	(4)%	61,754	(43)%
Total liabilities	2,118,303	2,168,488	(2)%	2,533,203	(16)%	2,802,399	(24)%

Shareholders’ Equity
Preferred stock, authorized 10,000,000 shares; no shares issued and outstanding	—	—	—	—	—	—	—
Common stock, no par value, authorized 500,000,000 shares; issued and outstanding 50,800,012 shares at September 30, 2022, 50,818,212 shares at June 30, 2022, 50,460,932 shares at December 31, 2021 and 50,475,064 shares at September 30, 2021	83,295	83,295	0%	82,157	1%	82,157	1%
Additional paid-in capital	14,560	14,313	2%	14,124	3%	13,992	4%
Retained earnings	252,482	251,306	0%	248,243	2%	240,187	5%
Accumulated other comprehensive income (loss)	(20,736)	(13,582)	(53)%	(897)	N/M	229	N/M
Total shareholders’ equity	329,601	335,332	(2)%	343,627	(4)%	336,565	(2)%
Total liabilities and shareholders’ equity	$2,447,904	$2,503,820	(2)%	$2,876,830	(15)%	$3,138,964	(22)%

N/M - Not Meaningful

(1)  Certain prior period amounts have been reclassified to conform with the current period presentation. The Company has reclassified accrued interest on outstanding time deposits of $8,684 from accrued expenses and other liabilities to interest-bearing deposits in the condensed consolidated balance sheet at September 30, 2021.

Sterling Bancorp, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	% change	September 30, 2021	% change	September 30, 2022	September 30, 2021	% change
Interest income
Interest and fees on loans	$20,975	$20,746	1%	$27,348	(23)%	$65,589	$88,716	(26)%
Interest and dividends on investment securities and restricted stock	1,945	1,353	44%	375	N/M	4,133	1,150	N/M
Other interest	1,925	791	N/M	253	N/M	2,931	743	N/M
Total interest income	24,845	22,890	9%	27,976	(11)%	72,653	90,609	(20)%
Interest expense
Interest on deposits	3,724	2,016	85%	3,541	5%	8,070	15,479	(48)%
Interest on Federal Home Loan Bank borrowings	253	314	(19)%	826	(69)%	919	2,511	(63)%
Interest on subordinated notes	1,329	1,090	22%	972	37%	3,383	3,157	7%
Total interest expense	5,306	3,420	55%	5,339	(1)%	12,372	21,147	(41)%
Net interest income	19,539	19,470	0%	22,637	(14)%	60,281	69,462	(13)%
Provision (recovery) for loan losses	(4,357)	(1,109)	N/M	397	N/M	(9,755)	(2,146)	N/M
Net interest income after provision (recovery) for loan losses	23,896	20,579	16%	22,240	7%	70,036	71,608	(2)%
Non-interest income
Service charges and fees	124	105	18%	120	3%	351	423	(17)%
Gain on sale of mortgage loans held for sale	—	3	(100)%	151	(100)%	200	619	(68)%
Unrealized losses on equity securities	(184)	(170)	(8)%	(24)	N/M	(590)	(99)	N/M
Gain on sale of branch office	—	—	—	1,417	N/M	—	1,417	N/M
Net servicing loss	(384)	(177)	N/M	(31)	N/M	(118)	(1,369)	N/M
Income on cash surrender value of bank-owned life insurance	87	255	(66)%	325	(73)%	670	960	(30)%
Other	—	29	(100)%	100	(100)%	586	291	N/M
Total non-interest income	(357)	45	N/M	2,058	N/M	1,099	2,242	(51)%
Non-interest expense
Salaries and employee benefits	9,336	5,569	68%	2,774	N/M	24,522	19,300	27%
Occupancy and equipment	2,112	2,187	(3)%	2,395	(12)%	6,441	6,840	(6)%
Professional fees	5,756	7,066	(19)%	4,024	43%	17,979	18,500	(3)%
FDIC assessments	316	346	(9)%	417	(24)%	1,031	1,636	(37)%
Data processing	725	762	(5)%	403	80%	2,292	1,189	93%
Net recovery of mortgage repurchase liability	(145)	(312)	54%	(298)	51%	(670)	(963)	30%
Other	3,521	3,876	N/M	1,361	N/M	8,943	5,852	53%
Total non-interest expense	21,621	19,494	11%	11,076	95%	60,538	52,354	16%
Income before income taxes	1,918	1,130	70%	13,222	(85)%	10,597	21,496	(51)%
Income tax expense	742	3,327	(78)%	3,665	(80)%	6,358	6,162	3%
Net income (loss)	$1,176	$(2,197)	N/M	$9,557	N/M	$4,239	$15,334	(72)%

Income (loss) per share, basic and diluted	$0.02	$(0.04)		$0.19		$0.08	$0.31
Weighted average common shares outstanding:
Basic	50,400,412	50,386,856		50,167,295		50,326,951	50,010,341
Diluted	50,572,931	50,386,856		50,262,686		50,523,076	50,079,931

N/M - Not Meaningful

Sterling Bancorp, Inc.

Yield Analysis and Net Interest Income (Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets
Loans(1)
Residential real estate and other consumer	$1,457,171	$17,310	4.75%	$1,554,077	$17,310	4.46%	$1,900,611	$22,002	4.63%
Commercial real estate	214,453	2,458	4.58%	221,435	2,547	4.60%	285,055	3,422	4.80%
Construction	52,843	1,190	9.01%	62,354	883	5.66%	135,292	1,896	5.61%
Commercial lines of credit	1,404	17	4.84%	355	6	6.76%	1,947	28	5.75%
Total loans	1,725,871	20,975	4.86%	1,838,221	20,746	4.51%	2,322,905	27,348	4.71%
Securities, includes restricted stock(2)	394,503	1,945	1.97%	396,315	1,353	1.37%	213,945	375	0.70%
Other interest-earning assets	328,177	1,925	2.35%	406,740	791	0.78%	664,747	253	0.15%
Total interest-earning assets	2,448,551	24,845	4.06%	2,641,276	22,890	3.47%	3,201,597	27,976	3.50%
Noninterest-earning assets
Cash and due from banks	4,083			3,811			7,376
Other assets	20,238			46,390			41,360
Total assets	$2,472,872			$2,691,477			$3,250,333
Interest-bearing liabilities
Money market, savings and NOW	$1,184,601	$2,053	0.69%	$1,288,796	$756	0.24%	$1,329,832	$771	0.23%
Time deposits(3)	711,184	1,671	0.93%	760,017	1,260	0.66%	1,075,598	2,770	1.02%
Total interest-bearing deposits	1,895,785	3,724	0.78%	2,048,813	2,016	0.39%	2,405,430	3,541	0.58%
FHLB borrowings	50,380	253	1.97%	110,440	314	1.12%	307,733	826	1.06%
Subordinated notes, net	65,301	1,329	7.96%	65,319	1,090	6.60%	65,372	972	5.95%
Total borrowings	115,681	1,582	5.35%	175,759	1,404	3.16%	373,105	1,798	1.91%
Total interest-bearing liabilities	2,011,466	5,306	1.05%	2,224,572	3,420	0.62%	2,778,535	5,339	0.76%
Noninterest-bearing liabilities
Demand deposits	74,550			72,496			66,566
Other liabilities(3)	50,476			52,075			72,694
Shareholders' equity	336,380			342,334			332,538
Total liabilities and shareholders' equity	$2,472,872			$2,691,477			$3,250,333
Net interest income and spread(2)		$19,539	3.01%		$19,470	2.85%		$22,637	2.74%
Net interest margin(2)			3.19%			2.95%			2.83%

(1) Nonaccrual loans are included in the respective average loan balances. Income, if any, on such loans is recognized on a cash basis.

(2) Interest income does not include taxable equivalence adjustments.

(3) Certain prior period amounts have been reclassified to conform with the current period presentation. The Company has reclassified accrued interest on outstanding time deposits from accrued expenses and other liabilities to interest-bearing deposits in the consolidated balance sheets at September 30, 2021.

Sterling Bancorp, Inc.

Yield Analysis and Net Interest Income (Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
(dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets
Loans(1)
Residential real estate and other consumer	$1,556,569	$52,898	4.53%	$1,955,375	$70,392	4.80%
Commercial real estate	227,524	8,441	4.95%	266,763	10,049	5.02%
Construction	70,027	4,222	8.04%	168,382	8,096	6.41%
Commercial lines of credit	707	28	5.28%	3,295	179	7.24%
Total loans	1,854,827	65,589	4.71%	2,393,815	88,716	4.94%
Securities, includes restricted stock(2)	380,485	4,133	1.45%	265,545	1,150	0.58%
Other interest-earning assets	395,400	2,931	0.99%	838,223	743	0.12%
Total interest-earning assets	2,630,712	72,653	3.68%	3,497,583	90,609	3.45%
Noninterest-earning assets
Cash and due from banks	3,848			7,472
Other assets	35,269			42,458
Total assets	$2,669,829			$3,547,513
Interest-bearing liabilities
Money market, savings and NOW	$1,260,953	$3,516	0.37%	$1,352,198	$2,513	0.25%
Time deposits(3)	777,110	4,554	0.78%	1,350,172	12,966	1.28%
Total interest-bearing deposits	2,038,063	8,070	0.53%	2,702,370	15,479	0.77%
FHLB borrowings	103,242	919	1.19%	314,544	2,511	1.05%
Subordinated notes, net	65,319	3,383	6.83%	65,372	3,157	6.44%
Total borrowings	168,561	4,302	3.37%	379,916	5,668	1.96%
Total interest-bearing liabilities	2,206,624	12,372	0.75%	3,082,286	21,147	0.92%
Noninterest-bearing liabilities
Demand deposits	70,427			62,131
Other liabilities(3)	51,314			75,162
Shareholders' equity	341,464			327,934
Total liabilities and shareholders' equity	$2,669,829			$3,547,513
Net interest income and spread(2)		$60,281	2.93%		$69,462	2.53%
Net interest margin(2)			3.06%			2.65%

(1) Nonaccrual loans are included in the respective average loan balances. Income, if any, on such loans is recognized on a cash basis.

(2) Interest income does not include taxable equivalence adjustments.

(3) Certain prior period amounts have been reclassified to conform with the current period presentation. The Company has reclassified accrued interest on outstanding time deposits from accrued expenses and other liabilities to interest-bearing deposits in the consolidated balance sheets at September 30, 2021.

Sterling Bancorp, Inc.

Loan Composition (Unaudited)

(dollars in thousands)	September 30, 2022	June 30, 2022	% change	December 31, 2021	% change	September 30, 2021	% change
Residential real estate	$1,430,472	$1,506,852	(5)%	$1,704,231	(16)%	$1,818,633	(21)%
Commercial real estate	199,446	214,494	(7)%	201,240	(1)%	291,649	(32)%
Construction	50,320	55,150	(9)%	106,759	(53)%	126,571	(60)%
Commercial lines of credit	1,389	1,418	(2)%	363	N/M	1,923	(28)%
Other consumer	1	218	N/M	221	N/M	6	N/M
Total loans held for investment	1,681,628	1,778,132	(5)%	2,012,814	(16)%	2,238,782	(25)%
Less: allowance for loan losses	(45,362)	(51,766)	(12)%	(56,548)	(20)%	(70,238)	(35)%
Loans, net	$1,636,266	$1,726,366	(5)%	$1,956,266	(16)%	$2,168,544	(25)%

Loans held for sale	$8,833	$8,964	(1)%	$64,987	(86)%	$12,744	(31)%
Total gross loans	$1,690,461	$1,787,096	(5)%	$2,077,801	(19)%	$2,251,526	(25)%

N/M - Not Meaningful

Sterling Bancorp, Inc.

Allowance for Loan Losses (Unaudited)

	Three Months Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Balance at beginning of period	$51,766	$52,455	$70,238	$70,669
Provision (recovery) for loan losses	(4,357)	(1,109)	(1,625)	397
Charge offs	(4,064)	(197)	(12,415)	(1,965)
Recoveries	2,017	617	350	1,137
Balance at end of period	$45,362	$51,766	$56,548	$70,238

Sterling Bancorp, Inc.

Deposit Composition (Unaudited)

(dollars in thousands)	September 30, 2022	June 30, 2022	% change	December 31, 2021	% change	September 30, 2021	% change
Noninterest-bearing deposits	$70,063	$82,387	(15)%	$63,760	10%	$65,456	7%
Money Market, Savings and NOW	1,123,375	1,252,279	(10)%	1,306,155	(14)%	1,312,348	(14)%
Time deposits(1)	757,576	669,581	13%	891,820	(15)%	970,375	(22)%
Total deposits	$1,951,014	$2,004,247	(3)%	$2,261,735	(14)%	$2,348,179	(17)%

(1) The Company has included accrued interest on outstanding time deposits of $8,684 in interest-bearing deposits at September 30, 2021 to conform to the  September 30, 2022, June 30, 2022, and December 31, 2021 presentation.

Sterling Bancorp, Inc.

Credit Quality Data (Unaudited)

	At and for the Three Months Ended
(dollars in thousands)	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Nonaccrual loans(1):
Residential real estate	$35,843	$42,567	$45,675	$41,643
Commercial real estate	—	—	4,441	13,634
Construction	—	5,781	12,499	22,076
Total nonaccrual loans(2)	35,843	48,348	62,615	77,353
Loans past due 90 days or more and still accruing interest	36	37	39	44
Nonperforming loans	35,879	48,385	62,654	77,397
Other troubled debt restructurings(3)	2,643	2,646	2,664	2,718
Nonaccrual loans held for sale	3,657	3,999	18,026	8,744
Nonperforming assets	$42,179	$55,030	$83,344	$88,859
Total loans (1)	$1,681,628	$1,778,132	$2,012,814	$2,238,782
Total assets	$2,447,904	$2,503,820	$2,876,830	$3,138,964
Nonaccrual loans to total loans outstanding (2)	2.13%	2.72%	3.11%	3.46%
Nonperforming assets to total assets	1.72%	2.20%	2.90%	2.83%
Allowance for loan losses to total loans	2.70%	2.91%	2.81%	3.14%
Allowance for loan losses to nonaccrual loans	127%	107%	90%	91%
Net charge offs (recoveries) during the period to average loans outstanding during the period	0.12%	(0.02)%	0.35%	0.04%

(1) Loans are classified as held for investment and are presented before the allowance for loan losses.

(2) Total nonaccrual loans exclude nonaccrual loans held for sale but include troubled debt restructurings on nonaccrual status. If nonaccrual loans held for sale are included, the ratio of total nonaccrual loans to total gross loans would be 2.34%, 2.93%, 3.88% and 3.82% at September 30, 2022, June 30, 2022, December 31, 2021, and September 30, 2021, respectively.

(3) Other troubled debt restructurings exclude those loans presented above as nonaccrual or past due 90 days or more and still accruing interest.